   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 2000
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------


                            U.S. ENERGY SYSTEMS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                  52-1216347
--------------------------------           --------------------------------
(STATE OR OTHER JURISDICTION OF                     (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

          515 N. FLAGLER DRIVE, SUITE 702, W. PALM BEACH, FLORIDA 33401
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                             1996 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------
                           (FULL TITLES OF THE PLANS)
                                -----------------

                                SEYMOUR J. BEDER
                             CHIEF FINANCIAL OFFICER
                            U.S. ENERGY SYSTEMS, INC.
                         515 N. FLAGLER DRIVE, SUITE 702
                          W. PALM BEACH, FLORIDA 33401
                  --------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (561) 820-9779
           -----------------------------------------------------------
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                                    COPY TO:
                 ----------------------------------------------
                             LISA CARSTARPHEN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

--------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                               PROPOSED MAXIMUM           PROPOSED
           TITLE OF SECURITIES          AMOUNT TO BE            OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
            TO BE REGISTERED             REGISTERED             PER SHARE (1)        OFFERING PRICE(1)      REGISTRATION FEE
---------------------------------- ------------------------ ----------------------- --------------------- ----------------------
Common Stock, $.01 par value .....      3,460,000 (2)                 $6.25              $13,255,875            $3,500
---------------------------------- ------------------------ ----------------------- --------------------- ----------------------

================================== ======================== ======================= ===================== ======================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (i) the actual price of 904,500 options granted under the Registrant's 1996 Stock Option Plan (561,000 shares at $2.50; 6,000 shares at $3.625; 80,000 shares at $3.875; and 257,500 shares at $4.00), (ii) the actual price of 253,000 options granted under the Registrant's 1997 Stock Option Plan (10,000 shares at $2.00; 145,000 shares at $2.031; and 98,000 shares at $2.125);
     (iii) the actual price of 1,259,450 options granted under the Registrant's 1998 Executive Incentive Compensation Plan (40,000 shares at $2.25; 5,000 shares at $2.375; 415,500 shares at $2.50; 678,150 shares at $2.875; 46,800 shares at $2.938 and 74,000 shares at $3.00); and (ii) an assumed price of $6.25 per share (based on the average of the high and low sale price of the Common Stock on February 22, 2000 as reported on the Nasdaq SmallCap Market) with respect to 1,043,050 shares of Common Stock subject to future grants of options under the Plans.
(2) Excludes 40,000 shares of Common Stock covered by the 1996 Stock Option Plan, which were previously registered for resale on Form S-3 (registration no. 333-36307).

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

(a) the Registrant's Annual Report on Form 10-KSBA for the fiscal year ended January 31, 1999;

(b) the Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended April 30, July 31 and October 31, 1999;

(c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1999;

(d) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A 12G dated November 26, 1996; and

(e) the Registrant's Certificate of Incorporation, as amended, as filed in the Registrant's Registration Statement on Form SB-2 dated
         February 16, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation exculpates directors from personal liability to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. This provision provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of the Company against all expense, loss or liability in connection therewith.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability. The right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition upon the delivery to the corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         The Company has directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-6 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on February 21, 2000.

                                           U.S. ENERGY SYSTEMS, INC.


                                           By: /s/ LAWRENCE I. SCHNEIDER
                                              --------------------------------
                                           Lawrence I. Schneider
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence I. Schneider and Seymour
J. Beder, and each of them, his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                       TITLE                               DATE
                   ---------                                       -----                               ----

               /s/ THEODORE ROSEN                                 Chairman                      February 21, 2000
------------------------------------------------                of the Board
                Theodore Rosen

         /s/ LAWRENCE I. SCHNEIDER
------------------------------------------------   President and Chief Executive Officer        February 21, 2000
             Lawrence I. Schneider                     (Principal Executive Officer)

             /s/ SEYMOUR J. BEDER                         Chief Financial Officer               February 21, 2000
------------------------------------------------          (Principal Financial and
               Seymour J. Beder                             Accounting Officer)

             /s/ HOWARD NEVINS                          Executive Vice President and            February 21, 2000
------------------------------------------------                  Director
                 Howard Nevins

             /s/ HENRY SCHNEIDER                        Vice President and Director             February 21, 2000
------------------------------------------------
                Henry Schneider



                   SIGNATURE                                       TITLE                               DATE
                   ---------                                       -----                               ----


              /s/ ASHER E. FOGEL                                  Director                      February 21, 2000
------------------------------------------------
                Asher E. Fogel

             /s/ ALLEN J. ROTHMAN                                 Director                      February 21, 2000
------------------------------------------------
               Allen J. Rothman

               /s/ EVAN EVANS                                     Director                      February 21, 2000
------------------------------------------------
                  Evan Evans
                                                                  Director                      February 21, 2000
           /s/ RICHARD T. BRANDT II
------------------------------------------------
             Richard T. Brandt II


                                  EXHIBIT INDEX

 EXHIBIT NUMBER                    DESCRIPTION
 --------------                    -----------

       5.1        --    Opinion of Greenberg Traurig, P.A.

      10.1        --    1996 Stock Option Plan

      10.2        --    1997 Stock Option Plan

      10.3        --    1998 Executive Incentive Compensation PlaN

      23.1        --    Consent of Richard A. Eisner & Company, LLP

      23.2        --    Consent of Greenberg Traurig, P.A. (contained in its
                        opinion filed as Exhibit 5.1 hereto)

      24.1        --    Power of Attorney is included in the Signatures section
                        of this Registration Statement.